EXHIBIT 23.2

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


August 12, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Human BioSystems - Form SB-2

Dear Sir/Madame:

We hereby consent to the use in the Amendment No.1 to the registration statement on Form SB-2/A of Human BioSystems and the related prospectus of our report, relating to the financial statements of Human BioSystems, dated March 4, 2004.

Sincerely,

/s/

L.L. Bradford & Company, LLC